EXHIBIT 12



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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (INCLUDING INTEREST ON DEPOSITS)

     American Bank's ratios of earnings to fixed charges (including interest on deposits) for the periods indicated were as follows:


                                   NINE MONTHS ENDED                                  YEARS ENDED
                                     SEPTEMBER 30,                                    DECEMBER 31,
                               -------------------------   ------------------------------------------------------------------
                                   2001          2000          2001         2000          1999         1998          1997
                               -----------   -----------   -----------   -----------  -----------   -----------  ------------
                                                                   (DOLLARS IN THOUSANDS)
Net income (loss)..........    $       936   $       225   $     1,338   $       429  $      (118)  $    (1,106) $      (844)
Income tax expense.........            265           128           297           254           --            --           --
                               -----------   -----------   -----------   -----------  -----------   -----------  -----------
   Pre-tax earnings........    $     1,201   $       353   $     1,635   $       683  $      (118)  $    (1,106) $      (844)
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========

Fixed charges:
Portion of rental expense
   which approximates the
   interest factor.........    $       148   $       153   $       197   $       203  $       209   $       214  $        54
Interest expense...........         10,009         4,874        13,123         7,535        3,478         1,384          126
                               -----------   -----------   -----------   -----------  -----------   -----------  -----------
   Total fixed charges         $    10,157   $     5,027   $    13,320   $     7,738  $     3,687   $     1,598  $       180
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========
Earnings (for ratio
   calculations)...........    $    11,358   $     5,380   $    14,955   $     8,421  $     3,566   $       492  $      (664)
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========
Ratio of earnings to fixed
   charges.................         111.82%       107.02%       112.27%       108.83%       96.80%        30.79%         N/M
                                   =======       =======       =======       =======       ======        ======          ===
Deficiency.................             --            --            --            --  $       118   $     1,106  $       844
                                                                                      ===========   ===========  ===========


     For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) plus applicable income taxes and fixed charges. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense.



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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (EXCLUDING INTEREST ON DEPOSITS)


     American Bank's ratios of earnings to fixed charges (excluding interest on deposits) for the periods indicated were as follows:


                                   NINE MONTHS ENDED                                  YEARS ENDED
                                     SEPTEMBER 30,                                    DECEMBER 31,
                               -------------------------   ------------------------------------------------------------------
                                   2001          2000          2001         2000          1999         1998          1997
                               -----------   -----------   -----------   -----------  -----------   -----------  ------------
                                                                   (DOLLARS IN THOUSANDS)
Net income (loss)..........    $       936   $       225   $     1,338   $       429  $      (118)  $    (1,106) $      (844)
Income tax expense.........            265           128           297           254           --            --           --
                               -----------   -----------   -----------   -----------  -----------   -----------  -----------
   Pre-tax earnings........    $     1,201   $       353   $     1,635   $       683  $      (118)  $    (1,106) $      (844)
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========

Fixed charges:
Portion of rental expense
   which approximates the
   interest factor.........    $       148   $       153   $       197   $       203  $       209   $       214  $        54
                                                                                      -----------
Interest on borrowed funds.          2,616           807         3,646         1,218          429            92           --
                               -----------   -----------   -----------   -----------  -----------   -----------  -----------
   Total fixed charges.....    $     2,764   $       960   $     3,841   $     1,421  $       638   $       306  $        54
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========
Earnings (for ratio
   calculations)...........    $     3,965   $     1,313   $     5,478   $     2,104  $       520   $      (800) $      (790)
                               ===========   ===========   ===========   ===========  ===========   ===========  ===========
Ratio of earnings to fixed
   charges.................         143.45%       136.77%       142.54%       148.06%       81.50%          N/M          N/M
                                   =======       =======       =======       =======       ======           ===          ===
Deficiency.................             --            --            --            --  $       118   $     1,106  $       844
                                                                                      ===========   ===========  ===========

     For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases.


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